EXHIBIT 16.1
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                  [LETTERHEAD OF CROWE CHIZEK AND COMPANY LLC]


May 5, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:

We have read the statements made by Midwest Banc Holdings, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 29, 2003. We agree with the statements concerning our Firm in such Form 8-K.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC
Oak Brook, Illinois